CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of our consent dated March 31, 2001 appearing in the Providence Capital IV, Inc. Registration Statement on Form 10SB12G filed August 1, 2000.

We also consent to the reference to us under the heading "Exhibits" in such Registration Statement.

NADEAU & SIMMONS, P.C.

/s/ Nadeau & Simmons, P.C.

By:_______________________


Providence, RI
March 31, 2001